UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2012

ePhoto Image, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	N/A
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

G18, Zheng Cheng Bui Xing Jie, Chang Ping, Dongguan, China 523560 (Address of principal executive offices)

86-139 258 16 556
(Issuer’s telephone number)

No. 181 Dragon Villas, No. 8 Shun An Nan Road Shunyi County, Beijing, China (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On February 9, 2012, a majority shareholder, Petra Jaeger agreed to sell all of her 2,850,000 shares to Yong Feng Sara Yi. Following this transaction, Ms. Yi now holds 36.77% of our total issued and outstanding stock. The source of the consideration paid to Ms. Jeager was the existing funds of the purchaser. The sale of these shares was exempt from registration under Section 4(2) of the Securities Act.

In connection with the sale of her controlling interest in the company, Ms. Jaeger appointed Ms. Yi to the board of directors and to certain officer positions, and then resigned from all officer and director positions, as discussed in Item 5.02, below.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of the registrant.

Following the change in control, the following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of February 9, 2012 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 7,750,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Yong Feng Sara Yi	2,850,000	36.77%
	All Officers and Directors as a Group	2,850,000	36.77%

	Other 5% owners
Common	Namuun Ganbaatar Bayanzurkh district, 1st khoroo, 12R Khoroolol, 22R Bair, 124 Toot, Ulaanbaatar, Mongolia	2,750,000	35.48%

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

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Except as superseded or updated by the disclosures set forth in this Current Report, all other information required Item 5.01(a)(8) of Form 8-K may be found in the Company’s Quarterly Report on Form 10-Q filed December 15, 2011, the Company’s Annual Report on Form 10-K filed August 18, 2011, and the Company’s Registration Statement on Form S-1 as amended effective May 10, 2010, each of which is incorporated herein by reference as permitted by Item 5.01(a)(8) of Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 9, 2012, the board of directors appointed Yong Feng Sara Yi to our board of directors and to serve as our President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer. Following this appointments, the board accepted the resignation of Petra Jaeger as our former sole officer and director. There was no known disagreement with Ms. Jaeger regarding our operations, policies, or practices.

Ms. Yi, 31, served as a restaurant supervisor from 1998-2004 for Pingwu Hotel and from 2004-2007 she was a production and personnel supervisor for NaMeiDei Fabric in Chingping, China. From 2007 to the present she maintains her role as office manager for Dolphine Industries in Chingping, China where she overseas company operation, sales and scheduling.

There are no family relationships among any of our current or former directors or executive officers.

Our newly-appointed officer and director has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

We currently have no specific compensation arrangements with Ms. Yi.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePhoto Image, Inc.

/s/ Yong Feng Sara Yi

Yong Feng Sara Yi

Chief Executive Officer

Date: February 14, 2012